Exhibit 10(k)

AMENDED AND RESTATED
BANKNORTH GROUP, INC.
1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

ARTICLE I - PURPOSES

     The purposes of this Amended and Restated Banknorth Group, Inc. 1995 Stock Option Plan for Non-Employee Directors (the “Plan”) are to attract and retain the services of experienced and knowledgeable non-employee Directors and advisory Directors of Banknorth Group, Inc. (the “Company”) and each subsidiary of the Company as may be designated by the Board of Directors of the Company (the “Board”) or a duly authorized committee thereof to participate in the Plan (each a “Subsidiary” and collectively, the “Subsidiaries”) and to provide an incentive for such non-employee directors of the Company and any such participating Subsidiaries to increase their proprietary interests in the Company’s long-term success and progress.

ARTICLE II - SHARES SUBJECT TO THE PLAN

     Subject to adjustment in accordance with Article VI hereof, the total number of shares of the Company’s Common Stock, $.01 par value per share (the “Common Stock”), which may be issued upon exercise of options which may be granted hereunder is 1,060,000 (the “Shares”). The Shares issued upon exercise of options granted hereunder (each on “Option” and collectively, “Options”) may, at the discretion of the Board, be shares presently authorized but unissued and/or shares subsequently acquired by the Company in public or private transactions. If any Option granted under this Plan expires or terminates without being exercised in full, the Shares subject to the unexercised portion shall be available for reissuance under the Plan.

ARTICLE III - ADMINISTRATION OF THE PLAN

     The administrator of this Plan (the “Plan Administrator”) shall be the Board or a duly authorized committee thereof consisting solely of two or more Non-Employee Directors, as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Plan Administrator shall have the power to make determinations regarding awards to non-employee Directors and advisory Directors of the Company and participating Subsidiaries under this Plan, to determine participating Subsidiaries under this Plan, to construe the provisions of this Plan, to determine all questions arising under this Plan and to adopt and amend such rules and regulations for the administration of this Plan as it may deem desirable, subject to Article IX of this Plan.

ARTICLE IV - OPTION GRANTS

     Each Director of the Company and each Director of a participating Subsidiary who in each case is not an employee of the Company or any parent or Subsidiary of the Company, as well as each non-employee advisory Director of the Company or a participating Subsidiary of the Company, shall be eligible to receive an option to purchase Shares under this Plan. Options may be granted to such persons under this Plan at such times and in such amounts as may be determined by the Plan Administrator. Options granted to Directors or advisory directors of the Company or a participating Subsidiary (“Optionees”) shall be vested and exercisable according to the terms of Article V below.

ARTICLE V - OPTION TERMS

     5.1 Option Agreement. The Plan Administrator shall promptly notify each Optionee of each Option granted to the Optionee. Each Option granted under this Plan shall be evidenced by an option agreement (an “Agreement”) duly executed on behalf of the Company and by the Optionee. Each Agreement shall comply with and be subject to the terms and conditions of this Plan and may contain such other terms, provisions and conditions not inconsistent with this Plan as may be determined by the Plan Administrator.

     5.2 Option Exercise Price. The exercise price per share for an Option shall be the fair market value per share of Common Stock on the date of grant. For purposes of the Plan, “fair market value” shall be the per share closing sale price of the Common Stock on the date in question on the principal United States securities exchange registered under the Exchange Act on which the Common Stock is listed or, if the Common Stock is not listed on any such exchange, the per share closing sale price of a share of Common Stock on the Nasdaq Stock Market’s National Market or any other such system then in use, or if no quotations are available, the most recent average of the closing bid and asked prices per share for the Common Stock in the over-the-counter market.

     5.3 Term of Options. Each Option shall have a term which extends from the date of grant through the tenth anniversary of the date of grant (the “Termination Date”), provided that in the event that an Optionee ceases to be a Director or an advisory Director of the Company or a participating Subsidiary for any reason, the unexercised portion of any Option held by such Optionee shall expire as of the earlier of (i) the Termination Date of the Option or (ii) the first anniversary of the day the Optionee ceases to be a Director or an advisory Director of the Company or a participating Subsidiary, or such date determined by the Plan Administrator and set forth in the Agreement.

     5.4 Exercisability of Option. An Option shall be exercisable on the date of grant and thereafter shall remain exercisable throughout its term, subject to earlier termination as provided in Section 5.3 hereof. During the period it is exercisable, as described immediately above, an Option may be exercised in whole or in part on any business day or days chosen by the

Optionee, provided, however, that only whole Shares shall be issued pursuant to the exercise of an Option.

     5.5 Manner of Exercise. An Option shall be exercised by giving written notice, signed by the person exercising the Option, to the Company stating the number of Shares with respect to which the Option is being exercised, accompanied by payment in full for such Shares, which payment may be in whole or in part (i) in cash or by check or (ii) by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker directing the broker to sell the Shares and then to properly deliver to the Company the amount of sale or loan proceeds to pay the exercise price, all in accordance with applicable laws and regulations.

     5.6 Transferability. Except as may be approved by the Plan Administrator, an Option shall not be sold, transferred, assigned, pledged, hypothecated, attached, executed upon or otherwise disposed of in whole or in part in any way other than by will or the laws of descent and distribution or as specifically provided herein. The transfer by an Optionee to a trust created by the Optionee for the benefit of the Optionee or the Optionee’s family which is revocable at any and all times during the Optionee’s lifetime by the Optionee and as to which the Optionee is the sole trustee during his or her lifetime will not be deemed to be a transfer for purposes of the Plan. Under such rules and regulations as the Plan Administrator may establish pursuant to the terms of the Plan, a beneficiary may be designated with respect to an Option in the event of the death of an Optionee. If the estate of the Optionee is the beneficiary with respect to an Option, any rights with respect to such Option may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of such Optionee or pursuant to the laws of descent and distribution.

     5.7 No Special Rights. The Optionee or the Optionee’s successor-in-interest shall have no rights as a stockholder with respect to any Shares which may be purchased by exercise of an Option unless and until a certificate representing such Shares is duly issued and delivered to the Optionee. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

     5.8 Limitation as to Directorship. Neither this Plan, the granting of an Option hereunder nor any other action taken pursuant hereto shall constitute or be evidence of any agreement or understanding, express or implied, that an Optionee has a right to continue as a Director or an advisory Director of the Company or a Subsidiary of the Company for any period of time.

     5.9 Compliance with Laws and Regulations. All Options granted hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue any certificates for any Shares upon the exercise of an Option granted under this Plan, or record as a holder of record of Shares the name of the individual exercising an Option under this Plan, prior to completion of any registration or qualification or obtaining of consents or approvals with respect to such shares under any federal or state law or any rule or regulation of any governmental or regulatory body, which the Company shall, in its sole discretion, determine to be necessary or advisable. Moreover, no Option may be exercised if such exercise or issuance would be contrary to applicable laws and regulations.

     5.10 Withholding of Taxes. The Company may make such provisions as it deems appropriate for the withholding by the Company pursuant to federal or state income tax laws of such amounts as the Company determines it is required to withhold in connection with any Option. The Company may require an Optionee to satisfy any relevant tax requirements before authorizing any issuance of Shares to such Optionee or payment of any other benefit hereunder to such Optionee. Any such settlement shall be made in the form of cash, check or such other form of consideration as is satisfactory to the Board of Directors, including without limitation Shares acquired upon exercise of an Option.

ARTICLE VI - CAPITAL ADJUSTMENTS

     In the event that the Plan Administrator determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Plan Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Plan Administrator shall, in such manner as it may deem equitable, adjust any or all of the aggregate number and class of Shares for which Options may be granted under this Plan, the number and class of Shares covered by each outstanding Option under this Plan and the exercise price per Share of each such outstanding Option. In the event of any adjustment in the number of Shares covered by any Option, any fractional Shares resulting from such adjustment shall be disregarded and each such Option shall cover only the number of full Shares resulting from such adjustment.

ARTICLE VII - EXPENSES OF THE PLAN

     All costs and expenses related to the adoption and administration of this Plan shall be borne by the Company and none of such expenses shall be charged to any Optionee.

ARTICLE VIII - EFFECTIVE DATE AND DURATION OF THE PLAN

     This Plan initially became effective upon adoption by the Board and stockholders of the Company in 1995. Amendments to this Plan increasing the total number of shares of Common Stock which may be issued upon exercise of Options granted hereunder became effective upon adoption by the Board on January 28, 1997 and on February 22, 2000, and were thereafter ratified by the stockholders of the Company. Amendments to this Plan to authorize the grant of options to advisory Directors and to reflect the change in the name of the Company to

“Banknorth Group, Inc.” became effective upon adoption by the Board on September 19, 2001 and amendments to this Plan to change the provisions of Section 5.3 became effective on December 16, 2003. This Plan shall continue in effect until it is terminated by action of the Board.

ARTICLE IX - TERMINATION AND AMENDMENT OF THE PLAN

     Subject to any approval of the Company’s stockholders required under applicable law, the Board may amend, terminate or suspend this Plan at any time, in its sole and absolute discretion, provided that no such action shall adversely affect any then-outstanding Options.

ARTICLE X - MISCELLANEOUS

     10.1 Other Plans. Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or benefits to directors generally, which the Company or a Subsidiary now has or may hereafter lawfully put into effect, including, without limitation, any retirement, pension, insurance, stock purchase, incentive compensation or bonus plan.

     10.2 Singular, Plural; Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender, as the context may require.

     10.3 Applicable Law. This Plan shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws of the State of Maine.

     10.4 Successors and Assigns. This Plan and any Agreement with respect to an Option shall be binding upon the successors and assigns of the Company and upon each Optionee and such Optionee’s heirs, executors, administrators, personal representatives, permitted assignees and successors in interest.

     Adopted by the Board of Directors of the Company on January 24, 1995 and amended and restated by such Board of Directors on January 28, 1997, February 22, 2000, September 19, 2001, and December 16, 2003.

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